UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

SPS COMMERCE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34702	41-2015127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 435-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On November 25, 2013, we completed an underwritten public offering of 750,000 shares of common stock with a price to the public of $67.00 per share. Stifel was the sole book-running manager in the offering, William Blair, Canaccord Genuity, JMP Securities and Needham & Company acted as lead managers, and Craig-Hallum Capital Group, Northland Capital Markets and Barrington Research Associates acted as co-managers. Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

The shares were offered and sold pursuant to a prospectus supplement dated November 20, 2013 and an accompanying base prospectus dated November 18, 2013, pursuant to our shelf registration statement on Form S-3 (File No. 333-192392) which became automatically effective upon filing on November 18, 2013.

On November 25, 2013, we issued a press release announcing the closing of the offering referred to above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release entitled “SPS Commerce Announces Closing of Public Offering of Common Stock”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPS COMMERCE, INC.

Date: November 25, 2013	By	/s/ Kimberly K. Nelson
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1*	Press Release entitled “SPS Commerce Announces Closing of Public Offering of Common Stock”

*	Filed herewith